UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2023

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Initial Public Offering of Common Units

On October 27, 2023, Mach Natural Resources LP, a Delaware limited partnership (the “Partnership”), completed its initial public offering (the “Offering”) of 10,000,000 common units representing limited partner interests in the Partnership (“Common Units”), at $19.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-274662) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 22, 2023. The material provisions of the Offering are described in the prospectus, dated October 24, 2023, filed with the Commission on October 26, 2023, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Underwriting Agreement

On October 24, 2023, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Partnership, Mach Natural Resources GP LLC, a Delaware limited liability company (the “General Partner”), Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of the Common Units. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,500,000 Common Units on the same terms. The material terms of the Offering are described in the Prospectus. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on October 27, 2023. The Partnership received proceeds (net of underwriting discounts, structuring fees and estimated offering expenses) from the Offering of approximately $171.7 million. As described in the Prospectus, the Partnership intends to use the net proceeds from the Offering to (i) repay in full and terminate BCE-Mach II LLC’s credit facility under which approximately $17.1 million is outstanding and (ii) repay in full and terminate BCE-Mach LLC’s credit facility under which approximately $65.0 million is outstanding. Following the application of such proceeds, we intend to use the remainder to (i) repay approximately $23.3 million of BCE-Mach III LLC’s credit facility under which $91.9 million is outstanding and (ii) purchase 3,750,000 Common Units from the existing common unit owners on a pro rata basis as described below under “Contribution Agreement”, with any remainder for general partnership purposes.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters or their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Partnership or its affiliates.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Contribution Agreement

On October 13, 2023, the Partnership entered into that certain Contribution Agreement, by and among the Partnership, Mach Natural Resources Holdco LLC, Mach Natural Resources Intermediate LLC and the other contributors party thereto (the “Contribution Agreement”), that effected the transactions whereby Bayou City Energy Management, LLC, a Delaware limited liability company (“BCE”), through its affiliate holding companies, contributed 100% of its membership interests in BCE-Mach I LLC, a Delaware limited liability company, BCE-Mach II LLC, a Delaware limited liability company and BCE-Mach III LLC, a Delaware limited liability company (collectively, the “Mach Companies”) not already owned by BCE-Mach Aggregator LLC, a Delaware limited liability company (“BCE-Mach Aggregator”), to BCE-Mach Aggregator in exchange for additional membership interests in BCE-Mach Aggregator. Each of BCE-Mach Aggregator, Mach Resources LLC, a Delaware limited liability company (“Mach Resources”), and our current officers and employees who owned direct and indirect equity interests in the Mach Companies, including equity interests held by certain trusts affiliated with Tom L. Ward, contributed 100% of their respective membership interests in the Mach Companies to the Partnership in exchange for 100% of the limited partnership interests in the Partnership based upon the distribution terms in the Contribution Agreement.

Further, in connection with the closing of the Offering and pursuant to the Contribution Agreement, the Partnership purchased 3,750,000 Common Units from the existing common unit owners on a pro rata basis for $66.3 million.

As of the closing of the Offering, the affiliates of our General Partner (investment funds managed by BCE and affiliates thereof and Tom L. Ward) beneficially own 81,866,144 Common Units, representing an approximate 86.2% limited partner interest in the Partnership.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Services Agreement

We entered into a management services agreement (“MSA”) with Mach Resources setting forth the operational services arrangements described below. Mach Resources is owned 50.5% by our Chief Executive Officer, Tom L. Ward, through the Tom L Ward 1992 Revocable Trust and 49.5% by WCT Resources LLC which is owned by certain trusts affiliated with Mr. Ward for which an employee of Mach Resources is trustee. Mach Resources will provide certain management, maintenance and operational functions with respect to our assets as fully described in the MSA (the “Services”). We will (i) pay Mach Resources an annual management fee of approximately $7.4 million and (ii) reimburse Mach Resources for the costs and expenses of the Services provided, including, but not limited to, (a) all reasonable third party costs and expenses incurred by or paid by Mach Resources or its affiliates in the performance of the Services, including the costs of any person engaged by Mach Resources pursuant to the terms of the MSA, and (b) all general, administrative and supervision costs and expenses. We will reimburse Mach Resources on a quarterly basis or at other intervals that we and Mach Resources may agree from time to time. We estimate that payments under the MSA to Mach Resources would be $97.2 million for the twelve months ended June 30, 2024. We anticipate that the size of the reimbursements to Mach Resources will vary with the size and scale of our operations, among other factors. The MSA has an initial term of two years and will automatically extend for successive extension terms of one year each, unless terminated by either party in accordance with the MSA. In the MSA, both us and Mach Resources and our respective affiliates agree to indemnify and hold harmless the other party from any and all losses arising out of or in connection with the agreement except for losses resulting from (i) fraud, gross negligence or willful misconduct of the other party, (ii) willful breach of the other party or (iii) employment claims made by Mach Resources employees.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the MSA, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

On October 27, 2023, the General Partner and the Partnership entered into indemnification agreements (the “Indemnification Agreements”) with each of the directors and executive officers of the General Partner. The Indemnification Agreements require the General Partner and the Partnership to indemnify these individuals to the fullest extent permitted by the Certificate of Formation of the General Partner, the Partnership Agreement, the Amended and Restated Limited Liability Company Agreement of the General Partner and any applicable law against expenses incurred as a result of any proceeding in which they are involved by reason of their service to the Partnership and, if requested, to advance expenses incurred as a result of any such proceeding.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

2023 Long-Term Incentive Plan

In connection with the Offering, the board of directors of the General Partner (the “Board”) adopted the Mach Natural Resources LP 2023 Long-Term Incentive Plan (the “LTIP”) for officers, directors, employees and consultants of the General Partner and its affiliates or other individuals who perform services for the Partnership and its affiliates. The purpose of the LTIP is to promote the interests of the Partnership and the General Partner by providing incentive compensation awards to employees, consultants and directors to enhance the ability of the Partnership, the General Partners and their affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the General Partner and their affiliates and to encourage superior performance by such individuals. The Board reserved 9,500,000 Common Units for issuance pursuant to and in accordance with the LTIP. The aggregate number of Common Units available for issuance under the LTIP will be subject to an annual increase on the first day of each calendar year beginning January 1, 2024 and ending (and including) January 1, 2033, equal to the lesser of (i) 5% of the total number of Common Units outstanding on the final day of the immediately preceding calendar year and (ii) any such smaller number of Common Units as is determined by the Board.

The LTIP provides for the grant, from time to time at the discretion of the Board, as applicable, of cash awards, unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. Common Units subject to awards that are cancelled, forfeited or otherwise terminated or expired without actual delivery will be available for issuance pursuant to other awards under the LTIP. The LTIP will be administered by the compensation committee of the General Partner or, if none, the Board or such committee of the Board, if any, as may be appointed by the Board.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On October 27, 2023 in connection with the closing of the Offering, the Partnership issued 3,750,000 Common Units in connection with the consummation of the transactions contemplated by the Contribution Agreement. The referenced issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe such issuances are exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. The information set forth under Item 1.01 under “Contribution Agreement” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Committee Composition

Effective October 27, 2023, Edgar R. Giesinger, Stephen Perich and Francis A. Keating II were appointed as members of the Board. Mr. Giesinger, Mr. Perich and Mr. Keating were each appointed as a member of the Board’s Audit Committee and Conflicts Committee. Mr. Giesinger, Mr. Perich and William McMullen were each appointed as a member of the Board’s Compensation Committee. Mr. Giesinger will serve as the chair of the Board’s Audit Committee and Mr. Perich will serve as the chair of the Board’s Compensation Committee. There are no familial relationships of Mr. Giesinger, Mr. Perich or Mr. Keating that would require disclosure pursuant to Item 401(d) of Regulation S-K. There are no arrangements or understandings between Mr. Giesinger, Mr. Perich or Mr. Keating, respectively, and any other persons pursuant to which either Mr. Giesinger, Mr. Perich or Mr. Keating was selected as a director. Mr. Giesinger, Mr. Perich and Mr. Keating have not had any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

In connection with their appointment to the Board, each of Mr. Giesinger, Mr. Perich and Mr. Keating entered into an Indemnification Agreement with the Partnership and the General Partner, the form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K. A description of the Indemnification Agreement is contained above.

Our non-employee directors who are not employed by BCE or any of its affiliates (Mr. Giesinger, Mr. Perich and Mr. Keating) will receive compensation for their service on the Board in accordance with our non-employee director compensation policy, which currently provides for the following:

●	an annual LTIP award with a grant date value of $150,000;

●	an annual cash retainer of $75,000 paid in quarterly installments in arears; and

●	an additional annual cash retainer of $25,000 paid in quarterly installments in arrears for service as the chair of the Board’s Audit Committee (Mr. Giesinger as of the date of this Current Report on Form 8-K).

2023 Long-Term Incentive Plan

The description of the LTIP provided above under Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Agreement of Limited Partnership of Mach Natural Resources LP

On October 27, 2023, in connection with the closing of the Offering, the Limited Partnership Agreement of Mach Natural Resources LP was amended and restated by the Amended and Restated Agreement of Limited Partnership of Mach Natural Resources LP (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1*	Underwriting Agreement dated October 24, 2023, by and among Mach Natural Resources LP, Mach Natural Resources GP LLC, and Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc., as representatives of the underwriters named therein.

3.1*	Amended and Restated Agreement of Limited Partnership of Mach Natural Resources LP, dated as of October 27, 2023.

10.1*	Contribution Agreement, dated October 13, 2023, by and among Mach Natural Resources LP, Mach Natural Resources Holdco LLC, Mach Natural Resources Intermediate LLC and the other contributors party thereto.

10.2*	Management Services Agreement, dated October 27, 2023, by and between Mach Natural Resources LP and Mach Resources LLC.

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Mach Natural Resources LP’s Registration Statement on Form S-1, filed on September 29, 2023, File No. 333-274662).

10.4*	Mach Natural Resources LP 2023 Long-Term Incentive Plan.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

By:	Mach Natural Resources GP LLC,
its general partner

Dated: October 27, 2023	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer